UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT,
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of Earliest Event Reported): October 14, 2003 (October 6, 2003)

COMPREHENSIVE CARE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-9927	95-2594724

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 South Hoover Boulevard Building 219, Suite 200 Tampa, Florida	33609

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 288-4808

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events.
Item 7. Exhibits.
SIGNATURE
Ex-99.1 October 13, 2003 Press Release

Item 5. Other Events.

Effective October 13, 2003, the Company announced the recent appointment of Steven J. Scheidt to the newly created position of Vice President, Private Sector Sales for the Company. Mr. Scheidt will be primarily responsible for leading the Company’s national sales growth initiatives in commercial markets.

Mr. Scheidt has 30 years’ experience serving in senior sales and marketing executive roles with a number of leading organizations within the managed care industry. Prior to joining the Company, Mr. Scheidt served as a pharmacy benefit consultant to AELRx, Inc., a specialty-consulting firm focused in the pharmacy benefit management field. During the period from 1997 through 1999, Mr. Scheidt was employed by Magellan Health Services (“Magellan”) as Executive Vice President and Chief Sales and Marketing Officer and later as a consultant to Magellan from 1999 through 2001. Previous executive positions also included Vice President of Sales at Preferred Health Systems, LLC; Executive Vice President and Chief Sales and Marketing Officer at Value Behavioral Health; and Vice President of Sales at Preferred Health Care, Ltd. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7. Exhibits.

Exhibit	Description

99.1	Press release dated October 13, 2003 announcing the Appointment of new Vice President, Private Sector Sales.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

COMPREHENSIVE CARE CORPORATION

	By:	/s/ ROBERT J. LANDIS

	Name: Title:	Robert J. Landis Chairman, Chief Financial Officer, and Treasurer

Date: October 14, 2003

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